FIRST AMENDMENT
TO
AGREEMENT OF PURCHASE AND SALE
2200 Douglas Boulevard, Roseville, California

this FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE ("First Amendment") is made as of December 16, 2002, by and between CAPITAL BUILDERS DEVELOPMENT PROPERTIES II, a California limited partnership ("Seller"), PARKWAY PLAZA INVESTORS, a California limited partnership ("Buyer"), and ASSET PRESERVATION, INC., a California corporation ("Buyer's Assignee"), who agree as follows:

1. Purchase Agreement. Buyer and Seller are the parties to that certain Agreement of Purchase and Sale (the "Purchase Agreement") dated November 8, 2002, affecting property located at 2200 A & B Douglas Boulevard, Roseville, California (the "Property"). Capitalized terms not defined in this First Amendment shall have the meaning given to them in the Purchase Agreement.

2. Status of Agreement; Purpose of Amendment. Seller has provided information and Buyer has proceeded with its Due Diligence Investigation as contemplated by the Purchase Agreement. However, obtaining an updated Survey and completing the assumption of the Manulife loan will take longer than the parties had anticipated and the parties also wish to further review and identify responsibilities regarding certain Tenant Estoppel issues and Building repairs including, but not limited to, the roof repair work. Therefore, the parties agree that the Due Diligence Period and the Closing Deadline should be extended. The purpose of this First Amendment is to modify the Purchase Agreement with respect to those dates.

3. Due Diligence Period. Buyer and Seller hereby agree that Buyer shall have until 5:00 p.m. on January 10, 2003, to: (a) achieve satisfaction with those matters which are Conditions Precedent to the Closing as described in Sections 4.1.2 and 4.1.5 (the effects of the updated Survey are to be taken into account in approving title); 4.1.3 (assumption of the Manulife loan on terms acceptable to Buyer); 4.1.5 (disapproved or incomplete Tenant Estoppel Certificates to be corrected); and (b) reach agreement with Seller about when, how and at whose cost the roof and other repair work which Buyer has identified during its Due Diligence Investigation will be completed. Buyer and Seller shall continue to work diligently to achieve satisfaction and agreement regarding these matters. Their further agreement about these outstanding issues shall be memorialized in a Second Amendment to be concluded as soon as possible and, in any case, by January 10, 2003, at which time Buyer will pay the increase to the Deposit within one business day of achieving such agreement.

4. Closing Deadline. Escrow shall Close by January 22, 2003. Buyer may elect to Close earlier if the conditions precedent can be accomplished sooner. Seller agrees to provide those items required of it to complete the Closing within two business days after receiving notice from Buyer that Buyer is satisfied with the conditions precedent and is ready to Close. If the Closing occurs after January 3, 2003, as presently contemplated, the prorations shall be calculated as of 12:01 a.m. of the Closing Date.

5. Ratification. The parties confirm that the Purchase Agreement remains in full force and effect and that no party is in default thereunder. All terms and provisions of the Purchase Agreement not amended hereby, either expressly or by necessary implication, shall remain in effect.

6. Counterparts; Facsimile Signatures. This First Amendment may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute a single document. Signatures transmitted by facsimile shall be binding; provided, however, that any person transmitting his or her signature by facsimile shall promptly send an original signature to the other parties in accordance with Section 18 of the Purchase Agreement.

SELLER:

CAPITAL BUILDERS DEVELOPMENT PROPERTIES II, a California limited partnership

By: Capital Builders, Inc.

Its: Managing General Partner

By: Michael J. Metzger

Its: President

BUYER:

PARKWAY PLAZA INVESTORS, a California limited partnership

By: Gordon Dohemann

Its: General Partner

BUYER'S ASSIGNEE:

ASSET PRESERVATION, INC., a California corporation

By: ______________________

Thomas W. Ward,
Corporate Counsel